SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported):  October 22, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On October 22, 2003, K2 Inc. (the “Company”), announced that it had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 22, 2003, by and among the Company, Brass Eagle Inc. (“Brass Eagle”) and Cabe Acquisition Sub, Inc., pursuant to which K2 will commence an exchange offer to purchase all outstanding shares of Brass Eagle followed by a merger of Brass Eagle with a wholly-owned subsidiary of the Company, subject to the terms and conditions described in the Merger Agreement.

The Merger Agreement and a copy of the Company’s press release announcing the execution of the Merger Agreement, dated October 22, 2003, are filed as exhibits to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 22, 2003, by and among K2 Inc., Brass Eagle Inc. and Cabe Acquisition Sub, Inc.

99.1	Press Release, dated October 22, 2003, announcing the signing of the Agreement and Plan of Merger and Reorganization.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2003	K2 INC.

	By:	/S/ JOHN J. RANGEL
John J. Rangel
Senior Vice President and Chief Financial Officer

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